Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311          Fax:  (518) 381-3668

Subsidiary:	Trustco Bank	Nasdaq -- TRST

Contact:	Robert Leonard
Executive Vice President
(518) 381-3693

FOR IMMEDIATE RELEASE:

TRUSTCO DELIVERS ONCE AGAIN WITH SECOND QUARTER RESULTS
NET INTEREST MARGIN UP 3.7% ON LOAN GROWTH OF 3.8%

Executive Snapshot:

•	Average Loan portfolio continues to grow:
o	On average, total loans were up $182.2 million or 3.8% for the second quarter 2024 compared to the second quarter 2023

•	Continued solid financial results:
o	Key metrics for second quarter 2024:
◾	Net income of $12.6 million versus $12.1 million for the first quarter 2024
◾	Net interest income of $37.8 million, up from $36.6 million compared to the first quarter of 2024
◾	Return on average assets (ROAA) of 0.82% compared to 0.80% to the first quarter of 2024
◾	Return on average equity (ROAE) of 7.76% versus 7.54% for the first quarter 2024
◾	Book value per share as of June 30, 2024 was $34.46, up from $34.12 compared to March 31, 2024

•	Superior asset quality:
o	Nonperforming loans (NPLs) were $19.2 million as of June 30, 2024, down from $19.4 million as of June 30, 2023, and generally continue to remain at low levels
o	NPLs to total loans were 0.38% as of June 30, 2024 compared to 0.40% as of June 30, 2023
o	Nonperforming assets (NPAs) to total assets was 0.35% as of June 30, 2024 compared to 0.34% as of June 30, 2023

•	Capital continues to grow:
o	Consolidated equity to assets increased 4.9% to 10.73% as of June 30, 2024 from 10.23% as of June 30, 2023

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Glenville, New York – July 22, 2024

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced second quarter 2024 net income of $12.6 million or $0.66 diluted earnings per share, compared to net income of $16.4 million or $0.86 diluted earnings per share for the second quarter 2023; and net income of $24.7 million or $1.30 diluted earnings per share for the six months ended June 30, 2024, compared to net income of $34.1 million or $1.79 diluted earnings per share for the six months ended June 30, 2023.  Average loan growth increased $182.2 million or 3.8% for the second quarter 2024 over the same period in 2023.

During the second quarter of 2024, Visa Inc. accepted the Company’s tender of its 6,528 shares of Visa Class B-1 common stock in exchange for a combination of Visa Class B-2 common stock and Visa Class C common stock.  As a result of the exchange, the Company marked its Visa Class C common stock to fair value and recorded a gain of $1.4 million based on the conversion privilege of the Visa Class C common stock and the closing price of Visa Class A common stock on June 28, 2024 of $262.47 per share. The Company’s Visa Class C shares are expected to continue to be marked to fair value on a recurring basis using the Visa Class A shares as evidence of orderly transactions between market participants for similar securities issued by Visa.  The Company originally obtained the shares in 2008. The strategic decision to retain those shares and not sell them sooner, allowed the Company to avoid commissions and other expenses thus recognizing the full market value.  Further, it is anticipated that there could be future opportunities to exchange Class B-2 shares.

Overview

Chairman, President, and CEO, Robert J. McCormick said “Our success this quarter arises directly from our commitment to the core principles of Trustco Bank: competitive pricing and exceptional customer service.  This clear mission focus enabled us to reach yet another milestone in our loan portfolio, as our residential, home equity, and commercial offerings all grew significantly over this time last year, reaching an all-time high for total loans.  With all revenue streams producing, we realized a 4% increase in net income.  By employing a sharp focus on loan pricing and resisting upward pressure on deposit rates, we realized a 3.7% increase in net interest margin.  All this was accomplished as we not only maintained, but grew capital.  In true Trustco fashion, credit quality remains stellar.  We believe that this momentum positions us well for the remainder of the year.”

Details

Average loans were up $182.2 million or 3.8% in the second quarter 2024 over the same period in 2023.  Average residential loans and home equity lines of credit, our primary lending focus, were up $89.9 million, or 2.1%, and $61.1 million, or 20.1%, respectively, in the second quarter 2024 over the same period in 2023.  Average commercial loans also increased $31.5 million, or 12.7%, in the second quarter 2024 over the same period in 2023.  Average deposits were up $77.4 million, or 1.5% for the second quarter 2024 over the same period in 2023. We believe the increase in time deposits compared to the prior year continues to reflect the desire of customers to have additional funds in the safety and security offered by TrustCo’s long history of conservative banking.  As we move forward, the objective is to encourage customers to retain these additional funds in the expanded product offerings of the Bank through aggressive marketing and product differentiation.

Net interest income was $37.8 million for the second quarter 2024, an increase of $1.2 million, or 3.3%, compared to the prior quarter, driven by loan growth at higher interest rates, an increase in interest on federal funds sold and other short-term investments, and lower cost of deposits, partially offset by lower investment earnings.  The net interest margin for the second quarter 2024 was 2.53%, up 9 basis points from 2.44% in the first quarter of 2024.  The yield on interest earnings assets increased to 4.06%, up 7 basis points from 3.99% in the first quarter of 2024.  The cost of interest bearing liabilities decreased to 1.97% in the second quarter 2024 from 1.99% in the first quarter 2024.  The Bank has seen success in managing deposits by lowering the rates on time deposits and retaining deposit balances, while still being competitive in the markets we serve.  The Federal Reserve’s decision regarding whether to cut or hold rates in the upcoming meetings will have an effect on our ability to continue to decrease deposit costs which should help margin in future quarters, and consequently, should bring down the cost of deposits over time.  Non-interest expense increased $1.6 million over the prior quarter primarily as a result of higher salaries and employee benefits costs.

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Asset quality remains strong and has been consistent over the past twelve months.  The Company recorded a provision for credit losses of $500 thousand in the second quarter of 2024, which is the result of a provision for credit losses on loans of $500 thousand, and there was no change in unfunded commitments.  The ratio of allowance for credit losses on loans to total loans was 0.99% and 0.96% as of June 30, 2024 and 2023, respectively.  The allowance for credit losses on loans was $49.8 million at June 30, 2024, compared to $46.9 million at June 30, 2023.  NPLs were $19.2 million at June 30, 2024, compared to $19.4 million at June 30, 2023.  NPLs were 0.38% and 0.40% of total loans at June 30, 2024 and 2023, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 259.4% at June 30, 2024, compared to 241.6% at June 30, 2023.  NPAs were $21.5 million at June 30, 2024, compared to $20.8 million at June 30, 2023.

At June 30, 2024, our equity to asset ratio was 10.73%, compared to 10.23% at June 30, 2023.  Book value per share at June 30, 2024 was $34.46, up 5.5% compared to $32.66 a year earlier.

A conference call to discuss second quarter 2024 results will be held at 9:00 a.m. Eastern Time on July 23, 2024.  Those wishing to participate in the call may dial toll-free for the United States at 1-833-470-1428, and for Canada at 1-833-950-0062, Access code 332275.  A replay of the call will be available for thirty days by dialing toll-free for the United States at 1-866-813-9403, Access code 270896.  The call will also be audio webcast at https://events.q4inc.com/attendee/723112639, and will be available for one year.

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.1 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 138 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at June 30, 2024.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

Page | 3

Forward-Looking Statements

All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our future performance, including our expectations regarding the effects of the economic environment on our financial results, our ability to retain customers and the amount of customers’ business, including deposit balances, with us, the impact of the Federal Reserve’s actions regarding interest rates, the growth of loans and deposits throughout our branch network, and our ability to capitalize on economic changes in the areas in which we operate.  Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by volatility in financial markets and macroeconomic or geopolitical concerns related to inflation, continued elevated interest rates and ongoing armed conflicts (including the Russia/Ukraine conflict and the conflict in Israel and surrounding areas). TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  future changes in interest rates; ongoing inflationary pressures and continued elevated prices; exposure to credit risk in our lending activities; our increasing commercial loan portfolio; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the impact of any expansion by us into new lines of business or new products and services; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; increasing scrutiny and evolving expectations from customers, regulators, investors, and other stakeholders with respect to our environmental, social and governance practices; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; the soundness of other financial institutions; U.S. government shutdowns, credit rating downgrades, or failure to increase the debt ceiling; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations, including changes in cybersecurity or privacy regulations; restrictions on data collection and use; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in material fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the impact of data breaches and cyber-attacks; the impact of a failure in or breach of our operational or security systems or infrastructure, or those of third parties; the impact of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of interruptions in the effective operation of our computer systems; the impact of anti-takeover provisions in our organizational documents; the impact of the manner in which we allocate capital; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

Page | 4

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three months ended
	6/30/2024		3/31/2024		6/30/2023
Summary of operations
Net interest income	$37,788		$36,578		$44,052
Provision (Credit) for credit losses	500		600		(500)
Unrealized gains recognized on equity securities	1,360		-		-
Noninterest income, excluding unrealized gains recognized on equity securities	4,291		4,843		4,598
Noninterest expense	26,459		24,903		27,327
Net income	12,551		12,126		16,372

Per share
Net income per share:
- Basic	$0.66		$0.64		$0.86
- Diluted	0.66		0.64		0.86
Cash dividends	0.36		0.36		0.36
Book value at period end	34.46		34.12		32.66
Market price at period end	28.77		28.16		28.61

At period end
Full time equivalent employees	753		761		791
Full service banking offices	138		139		143

Performance ratios
Return on average assets	0.82%		0.80%		1.09%
Return on average equity	7.76		7.54		10.61
Efficiency ratio (1)	62.84		59.94		55.87
Net interest spread	2.09		2.00		2.74
Net interest margin	2.53		2.44		2.98
Dividend payout ratio	54.57		56.48		41.83

Capital ratios at period end
Consolidated equity to assets	10.73%		10.51%		10.23%
Consolidated tangible equity to tangible assets (2)	10.72%		10.50%		10.22%

Asset quality analysis at period end
Nonperforming loans to total loans	0.38%		0.37%		0.40%
Nonperforming assets to total assets	0.35		0.33		0.34
Allowance for credit losses on loans to total loans	0.99		0.98		0.96
Coverage ratio (3)	2.6	x	2.7	x	2.4	x

(1) Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding unrealized gains recognized on equity securities). See Non-GAAP Financial Measures Reconciliation.
(2) Non-GAAP measure; calculated as total shareholders’ equity less $553 of intangible assets divided by total assets less $553 of intangible assets.  See Non-GAAP Financial Measures Reconciliation.
(3) Calculated as allowance for credit losses on loans divided by total nonperforming loans.

Page | 5

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/24	06/30/23
Summary of operations
Net interest income	$74,366	91,017
Provision (Credit) for credit losses	1,100	(200)
Unrealized gains recognized on equity securities	1,360	-
Noninterest income, excluding unrealized gains recognized on equity securities	9,134	9,267
Noninterest expense	51,362	55,006
Net income	24,677	34,118

Per share
Net income per share:
- Basic	$1.30	1.79
- Diluted	1.30	1.79
Cash dividends	0.72	0.72
Book value at period end	34.46	32.66
Market price at period end	28.77	28.61

Performance ratios
Return on average assets	0.81%	1.14
Return on average equity	7.65	11.22
Efficiency ratio (1)	61.40	54.48
Net interest spread	2.05	2.90
Net interest margin	2.48	3.10
Dividend payout ratio	55.51	40.15

(1)
Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding unrealized gains recognized on equity securities). See Non-GAAP Financial Measures Reconciliation.

Page | 6

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Interest and dividend income:
Interest and fees on loans	$50,660	$49,804	$49,201	$47,921	$46,062
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	909	906	750	672	691
State and political subdivisions	1	-	1	-	1
Mortgage-backed securities and collateralized mortgage obligations - residential	1,451	1,494	1,533	1,485	1,543
Corporate bonds	362	476	477	473	516
Small Business Administration - guaranteed participation securities	94	100	102	107	111
Other securities	2	3	3	2	3
Total interest and dividends on securities available for sale	2,819	2,979	2,866	2,739	2,865

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	65	68	70	73	75
Total interest on held to maturity securities	65	68	70	73	75

Federal Home Loan Bank stock	147	152	149	131	110

Interest on federal funds sold and other short-term investments	6,894	6,750	6,354	6,688	6,970
Total interest income	60,585	59,753	58,640	57,552	56,082

Interest expense:
Interest on deposits:
Interest-bearing checking	288	240	165	102	49
Savings	675	712	707	639	655
Money market deposit accounts	2,228	2,342	2,500	2,384	1,756
Time deposits	19,400	19,677	16,460	11,962	9,291
Interest on short-term borrowings	206	204	201	244	279
Total interest expense	22,797	23,175	20,033	15,331	12,030

Net interest income	37,788	36,578	38,607	42,221	44,052

Less: Provision (Credit) for credit losses	500	600	1,350	100	(500)
Net interest income after provision (credit) for credit losses	37,288	35,978	37,257	42,121	44,552

Noninterest income:
Trustco Financial Services income	1,609	1,816	1,612	1,627	1,412
Fees for services to customers	2,399	2,745	2,563	2,590	2,847
Unrealized gains recognized on equity securities	1,360	-	-	-	-
Other	283	282	299	357	339
Total noninterest income	5,651	4,843	4,474	4,574	4,598

Noninterest expenses:
Salaries and employee benefits	12,520	11,427	12,444	12,393	13,122
Net occupancy expense	4,375	4,611	4,209	4,358	4,262
Equipment expense	1,990	1,738	1,852	1,923	1,873
Professional services	1,570	1,460	1,561	1,717	1,360
Outsourced services	2,755	2,501	2,532	2,720	2,491
Advertising expense	466	408	384	586	518
FDIC and other insurance	797	1,094	1,085	1,078	1,085
Other real estate expense (income), net	16	74	(12)	163	148
Other	1,970	1,590	4,776	2,522	2,468
Total noninterest expenses	26,459	24,903	28,831	27,460	27,327

Income before taxes	16,480	15,918	12,900	19,235	21,823
Income taxes	3,929	3,792	3,052	4,555	5,451

Net income	$12,551	$12,126	$9,848	$14,680	$16,372

Net income per common share:
- Basic	$0.66	$0.64	$0.52	$0.77	$0.86

- Diluted	0.66	0.64	0.52	0.77	0.86

Average basic shares (in thousands)	19,022	19,024	19,024	19,024	19,024
Average diluted shares (in thousands)	19,033	19,032	19,026	19,024	19,024

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CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/24	06/30/23
Interest and dividend income:
Interest and fees on loans	$100,464	90,334
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	1,815	1,383
State and political subdivisions	1	1
Mortgage-backed securities and collateralized mortgage obligations - residential	2,945	3,128
Corporate bonds	838	1,037
Small Business Administration - guaranteed participation securities	194	228
Other securities	5	5
Total interest and dividends on securities available for sale	5,798	5,782

Interest on held to maturity securities:
Mortgage-backed securities-residential	133	153
Total interest on held to maturity securities	133	153

Federal Home Loan Bank stock	299	220

Interest on federal funds sold and other short-term investments	13,644	13,525
Total interest income	120,338	110,014

Interest expense:
Interest on deposits:
Interest-bearing checking	528	115
Savings	1,387	1,185
Money market deposit accounts	4,570	2,570
Time deposits	39,077	14,563
Interest on short-term borrowings	410	564
Total interest expense	45,972	18,997

Net interest income	74,366	91,017

Less: Provision (Credit) for credit losses	1,100	(200)
Net interest income after provision (credit) for credit losses	73,266	91,217

Noninterest income:
Trustco Financial Services income	3,425	3,186
Fees for services to customers	5,144	5,495
Unrealized gains recognized on equity securities	1,360	-
Other	565	586
Total noninterest income	10,494	9,267

Noninterest expenses:
Salaries and employee benefits	23,947	26,405
Net occupancy expense	8,986	8,860
Equipment expense	3,728	3,835
Professional services	3,030	2,967
Outsourced services	5,256	4,787
Advertising expense	874	908
FDIC and other insurance	1,891	2,137
Other real estate expense, net	90	373
Other	3,560	4,734
Total noninterest expenses	51,362	55,006

Income before taxes	32,398	45,478
Income taxes	7,721	11,360

Net income	$24,677	34,118

Net income per common share:
- Basic	$1.30	1.79

- Diluted	1.30	1.79

Average basic shares (in thousands)	19,023	19,024
Average diluted shares (in thousands)	19,033	19,025

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
ASSETS:

Cash and due from banks	$42,193	$44,868	$49,274	$45,940	$55,662
Federal funds sold and other short term investments	493,920	564,815	528,730	461,321	547,695
Total cash and cash equivalents	536,113	609,683	578,004	507,261	603,357

Securities available for sale:
U. S. government sponsored enterprises	106,796	128,854	118,668	121,474	113,570
States and political subdivisions	26	26	26	34	34
Mortgage-backed securities and collateralized mortgage obligations - residential	218,311	227,078	237,677	233,719	243,444
Small Business Administration - guaranteed participation securities	15,592	16,260	17,186	17,316	18,382
Corporate bonds	53,764	53,341	78,052	76,935	76,618
Other securities	688	682	680	657	656
Total securities available for sale	395,177	426,241	452,289	450,135	452,704

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	5,921	6,206	6,458	6,724	7,043
Total held to maturity securities	5,921	6,206	6,458	6,724	7,043

Federal Reserve Bank and Federal Home Loan Bank stock	6,507	6,203	6,203	6,203	6,203

Loans:
Commercial	282,441	279,092	273,515	268,642	251,434
Residential mortgage loans	4,370,640	4,354,369	4,365,063	4,343,006	4,310,005
Home equity line of credit	370,063	355,879	347,415	332,028	308,976
Installment loans	15,168	16,166	16,886	16,605	16,396
Loans, net of deferred net costs	5,038,312	5,005,506	5,002,879	4,960,281	4,886,811

Less: Allowance for credit losses on loans	49,772	49,220	48,578	47,226	46,914
Net loans	4,988,540	4,956,286	4,954,301	4,913,055	4,839,897

Bank premises and equipment, net	33,466	33,423	34,007	32,135	32,351
Operating lease right-of-use assets	38,376	39,647	40,542	41,475	43,113
Other assets	102,544	101,881	96,387	97,310	90,957

Total assets	$6,106,644	$6,179,570	$6,168,191	$6,054,298	$6,075,625

LIABILITIES:
Deposits:
Demand	$745,227	$742,997	$754,532	$773,293	$791,353
Interest-bearing checking	1,029,606	1,020,136	1,015,213	1,033,898	1,082,989
Savings accounts	1,144,427	1,155,517	1,179,241	1,235,658	1,315,893
Money market deposit accounts	517,445	532,611	565,767	610,012	625,253
Time deposits	1,840,262	1,903,908	1,836,024	1,581,504	1,442,959
Total deposits	5,276,967	5,355,169	5,350,777	5,234,365	5,258,447

Short-term borrowings	89,720	94,374	88,990	103,110	113,765
Operating lease liabilities	42,026	43,438	44,471	45,418	47,172
Accrued expenses and other liabilities	42,763	37,399	38,668	47,479	34,852

Total liabilities	5,451,476	5,530,380	5,522,906	5,430,372	5,454,236

SHAREHOLDERS’ EQUITY:
Capital stock	20,058	20,058	20,058	20,058	20,058
Surplus	257,490	257,335	257,181	257,078	257,078
Undivided profits	436,048	430,346	425,069	422,082	414,251
Accumulated other comprehensive loss, net of tax	(14,268)	(14,763)	(13,237)	(31,506)	(26,212)
Treasury stock at cost	(44,160)	(43,786)	(43,786)	(43,786)	(43,786)

Total shareholders’ equity	655,168	649,190	645,285	623,926	621,389

Total liabilities and shareholders’ equity	$6,106,644	$6,179,570	$6,168,191	$6,054,298	$6,075,625

Outstanding shares (in thousands)	19,010	19,024	19,024	19,024	19,024

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

	6/30/2024	3/31/2024	12/31/2023		9/30/2023	6/30/2023
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$741	$532	$536		$540	$545
Real estate mortgage - 1 to 4 family	14,992	14,359	14,375		14,633	16,260
Installment	131	149	151		93	124
Total non-accrual loans	15,864	15,040	15,062		15,266	16,929
Other nonperforming real estate mortgages - 1 to 4 family	-	-	3		5	7
Total nonperforming loans	15,864	15,040	15,065		15,271	16,936
Other real estate owned	2,334	2,334	194		1,185	1,412
Total nonperforming assets	$18,198	$17,374	$15,259		$16,456	$18,348

Florida
Loans in nonaccrual status:
Commercial	$314	$314	$314		$314	$314
Real estate mortgage - 1 to 4 family	2,985	2,921	2,272		2,228	2,170
Installment	22	-	15		65	-
Total non-accrual loans	3,321	3,235	2,601		2,607	2,484
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-		-	-
Total nonperforming loans	3,321	3,235	2,601		2,607	2,484
Other real estate owned	-	-	-		-	-
Total nonperforming assets	$3,321	$3,235	$2,601		$2,607	$2,484

Total
Loans in nonaccrual status:
Commercial	$1,055	$846	$850		$854	$859
Real estate mortgage - 1 to 4 family	17,977	17,280	16,647		16,861	18,430
Installment	153	149	166		158	124
Total non-accrual loans	19,185	18,275	17,663		17,873	19,413
Other nonperforming real estate mortgages - 1 to 4 family	-	-	3		5	7
Total nonperforming loans	19,185	18,275	17,666		17,878	19,420
Other real estate owned	2,334	2,334	194		1,185	1,412
Total nonperforming assets	$21,519	$20,609	$17,860		$19,063	$20,832

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$-	$-	$-		$-	$(129)
Real estate mortgage - 1 to 4 family	(74)	(78)	219		(26)	(161)
Installment	(2)	36	23		14	21
Total net (recoveries) chargeoffs	$(76)	$(42)	$242		$(12)	$(269)

Florida
Commercial	$-	$-	$-		$-	$-
Real estate mortgage - 1 to 4 family	17	-	-		-	-
Installment	7	-	6		-	40
Total net (recoveries) chargeoffs	$24	$-	$6		$-	$40

Total
Commercial	$-	$-	$-		$-	$(129)
Real estate mortgage - 1 to 4 family	(57)	(78)	219		(26)	(161)
Installment	5	36	29		14	61
Total net (recoveries) chargeoffs	$(52)	$(42)	$248		$(12)	$(229)

Asset Quality Ratios

Total nonperforming loans (1)	$19,185	$18,275	$17,666		$17,878	$19,420
Total nonperforming assets (1)	21,519	20,609	17,860		19,063	20,832
Total net (recoveries) chargeoffs (2)	(52)	(42)	248		(12)	(229)

Allowance for credit losses on loans (1)	49,772	49,220	48,578		47,226	46,914

Nonperforming loans to total loans	0.38%	0.37%	0.35%		0.36%	0.40%
Nonperforming assets to total assets	0.35%	0.33%	0.29%		0.31%	0.34%
Allowance for credit losses on loans to total loans	0.99%	0.98%	0.97%		0.95%	0.96%
Coverage ratio (1)	259.4%	269.3%	275.0%		264.2%	241.6%
Annualized net (recoveries) chargeoffs to average loans (2)	0.00%	0.00%	0.02%		0.00%	-0.02%
Allowance for credit losses on loans to annualized net chargeoffs (2)	N/A	N/A	49.0	x	N/A	N/A

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)  At period-end
(2)  For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

dollars in thousands)
(Unaudited)	Three months ended			Three months ended
	June 30, 2024			June 30, 2023
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$113,844	$909	3.20%	$120,646	$691	2.29%
Mortgage backed securities and collateralized mortgage obligations - residential	250,517	1,451	2.30	278,367	1,543	2.20
State and political subdivisions	26	1	6.75	34	1	6.74
Corporate bonds	55,065	362	2.63	85,344	516	2.42
Small Business Administration - guaranteed participation securities	17,436	94	2.15	20,724	111	2.15
Other	694	2	1.15	686	3	1.75

Total securities available for sale	437,582	2,819	2.58	505,801	2,865	2.27

Federal funds sold and other short-term Investments	506,493	6,894	5.48	551,087	6,970	5.07

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	6,054	65	4.28	7,204	75	4.17

Total held to maturity securities	6,054	65	4.28	7,204	75	4.17

Federal Home Loan Bank stock	6,340	147	9.27	5,868	110	7.50

Commercial loans	280,559	3,765	5.37	249,040	3,295	5.29
Residential mortgage loans	4,359,232	40,819	3.75	4,269,295	37,992	3.56
Home equity lines of credit	364,210	5,814	6.42	303,134	4,533	6.00
Installment loans	15,395	262	6.86	15,734	242	6.16

Loans, net of unearned income	5,019,396	50,660	4.04	4,837,203	46,062	3.81

Total interest earning assets	5,975,865	$60,585	4.06	5,907,163	$56,082	3.80

Allowance for credit losses on loans	(49,454)			(47,060)
Cash & non-interest earning assets	181,688			172,821

Total assets	$6,108,099			$6,032,924

Liabilities and shareholders’ equity

Deposits:
Interest bearing checking accounts	$1,009,048	$288	0.11%	$1,083,795	$49	0.02%
Money market accounts	524,068	2,228	1.71	613,204	1,756	1.15
Savings	1,145,922	675	0.24	1,352,181	655	0.19
Time deposits	1,873,139	19,400	4.17	1,372,248	9,291	2.72

Total interest bearing deposits	4,552,177	22,591	2.00	4,421,428	11,751	1.07
Short-term borrowings	93,703	206	0.89	124,089	279	0.90

Total interest bearing liabilities	4,645,880	$22,797	1.97	4,545,517	$12,030	1.06

Demand deposits	735,262			788,654
Other liabilities	76,258			79,839
Shareholders’ equity	650,699			618,914

Total liabilities and shareholders’ equity	$6,108,099			$6,032,924

Net interest income, GAAP and non-GAAP tax equivalent (1)		$37,788			$44,052

Net interest spread, GAAP and non-GAAP tax equivalent (1)			2.09%			2.74%

Net interest margin (net interest income to total interest earning assets), GAAP and non-GAAP tax equivalent (1)			2.53%			2.98%

Tax equivalent adjustment (1)		-			-

Net interest income		$37,788			$44,052

(1) Tax equivalent adjustment to a measure results in a non-GAAP financial measure.  See Non-GAAP Financial Measures Reconciliation.

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)	Six Months Ended			Six Months Ended
	June 30, 2024			June 30, 2023
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$119,908	$1,815	3.03%	$120,669	$1,383	2.29%
Mortgage backed securities and collateralized mortgageobligations - residential	254,665	2,945	2.31	282,683	3,128	2.21
State and political subdivisions	26	1	6.82	34	1	6.74
Corporate bonds	64,345	838	2.60	85,460	1,037	2.43
Small Business Administration - guaranteed participation securities	17,830	194	2.18	21,423	228	2.13
Other	695	5	1.44	686	5	1.46

Total securities available for sale	457,469	5,798	2.53	510,955	5,782	2.26

Federal funds sold and other short-term Investments	502,072	13,644	5.47	563,938	13,525	4.84

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	6,192	133	4.29	7,372	153	4.16

Total held to maturity securities	6,192	133	4.29	7,372	153	4.16

Federal Home Loan Bank stock	6,271	299	9.54	5,833	220	7.54

Commercial loans	278,871	7,425	5.33	243,983	6,319	5.18
Residential mortgage loans	4,359,351	81,236	3.73	4,241,207	74,906	3.54
Home equity lines of credit	358,607	11,277	6.32	297,262	8,652	5.87
Installment loans	15,761	526	6.72	14,535	457	6.35

Loans, net of unearned income	5,012,590	100,464	4.01	4,796,987	90,334	3.77

Total interest earning assets	5,984,594	$120,338	4.03	5,885,085	$110,014	3.75

Allowance for credit losses on loans	(49,139)			(46,677)
Cash & non-interest earning assets	188,364			173,990

Total assets	$6,123,819			$6,012,398

Liabilities and shareholders’ equity

Deposits:
Interest bearing checking accounts	$999,589	528	0.11%	$1,108,452	115	0.02%
Money market accounts	534,378	4,570	1.72	607,064	2,570	0.85
Savings	1,152,241	1,387	0.24	1,403,924	1,185	0.17
Time deposits	1,881,535	39,077	4.18	1,267,193	14,563	2.32

Total interest bearing deposits	4,567,743	45,562	2.01	4,386,633	18,433	0.85
Short-term borrowings	93,510	410	0.88	127,957	564	0.89

Total interest bearing liabilities	4,661,253	$45,972	1.98	4,514,590	$18,997	0.85

Demand deposits	730,781			802,533
Other liabilities	83,105			81,954
Shareholders’ equity	648,680			613,321

Total liabilities and shareholders’ equity	$6,123,819			$6,012,398

Net interest income, GAAP and non-GAAP tax equivalent (1)		$74,366			$91,017

Net interest spread, GAAP and non-GAAP tax equivalent (1)			2.05%			2.90%

Net interest margin (net interest income to total interest earning assets), GAAP and non-GAAP tax equivalent (1)			2.48%			3.10%

Tax equivalent adjustment (1)		-			-

Net interest income		$74,366			$91,017

(1) Tax equivalent adjustment to a measure results in a non-GAAP financial measure.  See Non-GAAP Financial Measures Reconciliation.

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Non-GAAP Financial Measures Reconciliation

Tangible book value per share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible book value by excluding the balance of intangible assets from total shareholders’ equity divided by shares outstanding. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity exclusive of changes in intangible assets.

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Net interest income is commonly presented on a taxable equivalent basis. That is, to the extent that some component of the institution’s net interest income will be exempt from taxation (e.g., was received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added back to the net interest income total. Management considers this adjustment helpful to investors in comparing one financial institution’s net interest income (pre- tax) to that of another institution, as each will have a different proportion of tax-exempt items in their portfolios. Moreover, net interest income is itself a component of another financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest earning assets.  Additionally, management and many financial institutions also present net interest spread, which is the average yield on interest earning assets minus the average rate paid on interest bearing liabilities. For purposes of these measures as well, taxable equivalent net interest income is generally used by financial institutions, again to provide investors with a better basis of comparison from institution to institution. We calculate taxable equivalent net interest margin by dividing net interest income, adjusted to include the benefit of non-taxable interest income, by average interest earning assets.  We calculate taxable equivalent net interest spread as the difference between average yield on interest earning assets, adjusted to include the benefit of non-taxable interest income, and the average rate paid on interest bearing liabilities.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, excluding unrealized gains recognized on equity securities.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible equity as a percentage of tangible assets, and efficiency ratio to the most directly comparable GAAP measures is set forth below.  We have not presented a reconciliation of taxable equivalent net interest income, taxable equivalent net interest margin or taxable equivalent net interest spread to the most directly comparable GAAP measure, as there was no difference between the taxable equivalent measure and comparable GAAP measure for any period presented in this release.

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NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)

	6/30/2024	3/31/2024	6/30/2023
Tangible Book Value Per Share

Equity (GAAP)	$655,168	$649,190	$621,389
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	$654,615	$648,637	$620,836

Shares outstanding	19,010	19,024	19,024
Tangible book value per share	34.44	34.10	32.63
Book value per share	34.46	34.12	32.66

Tangible Equity to Tangible Assets
Total Assets (GAAP)	$6,106,644	$6,179,570	$6,075,625
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	$6,106,091	$6,179,017	$6,075,072

Tangible Equity to Tangible Assets (Non-GAAP)	10.72%	10.50%	10.22%
Equity to Assets (GAAP)	10.73%	10.51%	10.23%

	Three months ended			Six Months Ended
Efficiency Ratio	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023

Net interest income (GAAP)	$37,788	$36,578	$44,052	$74,366	$91,017
Taxable equivalent adjustment	-	-	-	-	-
Net interest income (fully taxable equivalent) (Non-GAAP)	37,788	36,578	44,052	74,366	91,017
Non-interest income (GAAP)	5,651	4,843	4,598	10,494	9,267
Less: Unrealized gains recognized on equity securities	1,360	-	-	1,360	-
Revenue used for efficiency ratio (Non-GAAP)	$42,079	$41,421	$48,650	$83,500	$100,284

Total noninterest expense (GAAP)	$26,459	$24,903	$27,327	$51,362	$55,006
Less: Other real estate expense, net	16	74	148	90	373
Expense used for efficiency ratio (Non-GAAP)	$26,443	$24,829	$27,179	$51,272	$54,633

Efficiency Ratio	62.84%	59.94%	55.87%	61.40%	54.48%

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